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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors and Stockholders
TMBR/Sharp Drilling, Inc.


       As independent public accountants, we hereby consent to the use of our report dated May 31, 1996 (and to all references to our firm) included in or made a part of this registration statement.



                                          /s/ ARTHUR ANDERSEN LLP




Dallas, Texas
May 27, 1997